Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285522

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 5, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 13, 2025)

Shares of Common Stock

Pre-Funded Warrants to Purchase Up to   Shares of Common Stock

Tranche A Warrants to Purchase Up to   Shares of Common Stock

Tranche B Warrants to Purchase Up to   Shares of Common Stock

We are offering    shares of our common stock, par value $0.00001 per share (the “common stock”), accompanying common warrants to purchase up to      shares of our common stock (or pre-funded warrants to purchase up to     shares of our common stock in lieu thereof) (“Tranche A Warrants”) and accompanying common warrants to purchase up to     shares of our common stock (or pre-funded warrants to purchase up to     shares of our common stock in lieu thereof) (“Tranche B Warrants”). The combined offering price for each share of common stock, accompanying Tranche A Warrant and accompanying Tranche B Warrant is $    . The Tranche A Warrants have an exercise price of $     per share of common stock or pre-funded warrant, are exercisable immediately, are callable at the option of the company at a price of $    per warrant if certain conditions are met, and will expire on August , 2027. The Tranche B Warrants have an exercise price of $     per share of common stock or pre-funded warrant, are exercisable upon receipt of such stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Global Market (the “Warrant Stockholder Approval”) and will expire on August , 2030. In the event we are unable to obtain the Warrant Stockholder Approval, the Tranche B Warrants will not be exercisable, and therefore the Tranche B Warrants may not have any value. The shares of common stock, accompanying Tranche A Warrants and accompanying Tranche B Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We are also offering, to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants to purchase up to      shares of common stock (“pre-funded warrants”), in lieu of shares of common stock. The combined offering price for each pre-funded warrant, accompanying Tranche A Warrant and accompanying Tranche B warrant is $    , which represents the per share combined offering price for the common stock, accompanying Tranche A Warrant and accompanying Tranche B warrant, minus $0.00001, the per share exercise price for each pre-funded warrant. Each pre-funded warrant is exercisable for one share of our common stock will be exercisable at any time after the date of issuance. The pre-funded warrants, accompanying Tranche A Warrants and accompanying Tranche B Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

We refer to the shares of common stock issued in this offering and the pre-funded warrants to purchase common stock in this offering, collectively, as the “securities”. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants and the shares of common stock or pre-funded warrants issuable upon the exercise of the Tranche A Warrants and Tranche B Warrants.

Our common stock is listed on The Nasdaq Global Market under the symbol “GUTS.” The last reported sale price of our common stock on The Nasdaq Global Market on August 4, 2025 was $1.86 per share. There is no established public trading market for the pre-funded warrants, the Tranche A Warrants or the Tranche B

Warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants, the Tranche A Warrants or the Tranche B Warrants on the Nasdaq Global Market or on any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock, accompanying Tranche A Warrant and accompanying Tranche B Warrant	Per Pre-Funded Warrant, accompanying Tranche A Warrant and accompanying Tranche B Warrant	Total
Offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to Fractyl Health, Inc.	$	$	$

(1)	We refer you to “Underwriting” beginning on page S-29 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to    additional shares of our common stock, Tranche A Warrants to purchase up to    shares of common stock and Tranche B Warrants to purchase up to    shares of common stock, at their respective public offering prices, less underwriting discounts and commissions.

Delivery of the securities is expected to be made on or about    , 2025.

Ladenburg Thalmann

Prospectus Supplement dated    , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company,” “Fractyl Health” and “Fractyl” refer to Fractyl Health, Inc.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to our future results of operations and financial position, our ability to continue as a going concern, business strategy (including our Strategic Reprioritization (as defined herein)), prospective products, or product candidates, plans regarding or status of clinical trials or studies and their design, our plans for readouts of interim or final results, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management, and the timing of any of the foregoing. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement and the documents or reports incorporated by reference herein and therein, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•

the timing, progress and results of preclinical and clinical studies for our current and future product candidates, including statements regarding the timing of initiation and completion of studies and related preparatory work, the period during which the results of the studies will become available and our research and development programs;

•	the timing, scope or likelihood of regulatory submissions, filings, clearances, certifications and approvals, including final regulatory approval certifications or clearance of our product candidates;

•	our ability to develop and advance product candidates into, and successfully complete, clinical studies;

•	our expectations regarding the size of the patient populations for our product candidates, if approved, certified or cleared for commercial use;

•	the implementation of our business model and our strategic plans for our business, product candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy, as well as our product development strategy;

•	the pricing and reimbursement of our product candidates, if approved or cleared;

•

the scalability and commercial viability of our manufacturing methods and processes, including our plans to maintain our in-house manufacturing facility, even after commercialization of any of our product candidates;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our competitive position;

•	the scope of protection we and/or any future licensors are able to establish and maintain for intellectual property rights covering our product candidates;

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•	developments and projections relating to our competitors and our industry;

•	our expectations related to the use of proceeds from our initial public offering (“IPO”);

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to continue as a going concern;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	the impact of laws and regulations;

•	our expectations regarding the time during which we will be an emerging growth company and smaller reporting company under the Jumpstart Our Business Startups Act of 2012, as amended; and

•	the impact of adverse macroeconomic conditions, geopolitical events and potential future public health crises, including epidemics and pandemics.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and the accompanying base prospectus or the documents incorporated by reference herein or therein, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward- looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement and our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this prospectus supplement is believed to be current as of the date of this prospectus supplement. We do not intend to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement and under a similar headings in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference in this prospectus supplement, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a metabolic therapeutics company pioneering pattern-breaking treatments for metabolic diseases, including obesity and type 2 diabetes (“T2D”). Despite advances in treatment over the last 50 years, obesity and T2D continue to be principal and rapidly growing drivers of morbidity and mortality in the 21st century. According to the Centers for Disease Control and the International Diabetes Federation, approximately 100 million people in the United States have prediabetes and/or are living with obesity, and an additional 25 million people have T2D and are on medical therapy. Within the past two years, the unmet need in obesity has shifted rapidly from identifying treatments that can achieve short-term weight loss to identifying treatments that can enable durable weight maintenance. While highly potent drugs in the glucagon-like peptide-1 receptor agonist (“GLP-1RA”) class are now available to lower weight and blood sugar, these agents have high discontinuation rates that lead to a substantial risk of weight and metabolic rebound. According to a Kaiser Family Foundation Health Tracking Poll from May 2024, approximately 6% of adults are taking glucagon-like peptide-1 (“GLP-1”) drugs, translating to approximately 10 million patients on therapies that require chronic administration and do not correct the underlying disease of obesity. Despite the growing interest in these drugs, a Blue Health Intelligence brief from 2024 found that over 50% of patients discontinue GLP-1 drugs within three months of starting, long before patients can experience clinical benefit from these agents. Discontinuation of these agents typically leads to an immediate loss of metabolic benefit and weight rebound, as seen in Eli Lilly’s SURMOUNT-4 study with tirzepatide and Novo Nordisk’s STEP-1 extension study with semaglutide. For example, studies published in JAMA in 2023 found that patients lost approximately 20% of their body weight over 36 weeks while on tirzepatide. However, when patients discontinued the drug, they experienced approximately 14% weight regain in 52 weeks, approximately 5% of which was regained in the first three months after discontinuation. These high rates of drug discontinuation and weight regain demonstrate the need for new approaches that can enable durable maintenance of weight and metabolic health without requiring daily or weekly pharmacotherapy. We believe the unmet need has shifted from short term weight loss and glucose control to durable metabolic health solutions without daily or weekly pharmacotherapy. Our goal is to transform metabolic disease treatment from chronic symptomatic management to durable disease-modifying therapies that target the organ-level root causes of disease.

Building on the growing recognition of the gut’s role in metabolic disease, our founders designed novel, differentiated disease-modifying therapies aiming to shift patient care from management to prevention and remission. The Revita DMR System (“Revita”) is based on our insights surrounding the potential role of the gut in obesity. Revita® is designed to remodel the duodenal lining via hydrothermal ablation (i.e. duodenal mucosal resurfacing) to reverse damage to intestinal nutrient sensing and signaling mechanisms caused by chronic high-fat and high-sugar diets that are a root cause of metabolic disease. In the U.S., Revita is for investigational use only. Revita has U.S. FDA Breakthrough Device designation in weight maintenance for people with obesity who discontinue GLP-1 based drugs. We are evaluating Revita in the REMAIN-1 pivotal study, which is designed to include three distinct patient cohorts: the REVEAL-1 Cohort, the REMAIN-1 Midpoint Cohort, and

the REMAIN-1 Pivotal Cohort. The REVEAL-1 Cohort is an open-label cohort of individuals with obesity who have lost at least 15% of their total body weight on a GLP-1 medication and who either need or choose to discontinue GLP-1 therapy. The REMAIN-1 Midpoint Cohort is a randomized, double-blind cohort of 45 participants to assess the potential of Revita to maintain weight loss after GLP-1 discontinuation. The REMAIN-1 Pivotal Cohort is a randomized, double-blind cohort of 315 participants to evaluate the safety and efficacy of Revita in maintaining weight loss. Pursuant to our Strategic Reprioritization, we have paused additional investment in the REVITALIZE-1 clinical study of Revita for T2D and the Germany Real-World Registry study. We continue to follow existing participants in both studies per protocol and will report clinical, health economic, and patient-relevant outcomes from the Germany Real-World Registry study on an ongoing basis.

Rejuva is our novel, locally administered, adeno-associated virus (“AAV”) delivered pancreatic gene therapy platform. Rejuva leverages advanced delivery systems and proprietary screening methods to identify and develop metabolically active gene therapy candidates targeting the pancreas. The Rejuva program aims to transform the management of metabolic diseases by offering novel, disease-modifying therapies that address the underlying root causes of disease. We have a key near-term goal of advancing the lead product candidate in the platform, RJVA-001, which is targeting patients with inadequately controlled T2D, into first-in-human studies, subject to regulatory approval. Rejuva is designed to enable long term remission of T2D and obesity by durably reprogramming metabolic hormone function in the pancreatic islet cells. We believe Revita and Rejuva, if approved by relevant regulatory bodies, have the potential to revolutionize treatment across the spectrum of obesity and T2D, align the clinical and economic interest of key stakeholders around the long-term regression of metabolic disease, and, at their fullest potential, significantly reduce the burden of metabolic disease globally.

REVITA—Ongoing REMAIN-1 Pivotal Study

REVEAL-1 Cohort: In June 2025, we announced positive 3-month data from the REVEAL-1 Cohort of our ongoing REMAIN-1 pivotal study. As of June 23, 2025, 22 participants had been treated in the REVEAL-1 Cohort, with 3-month follow-up data available for 13 individuals. The profile of the REVEAL-1 Cohort closely mirrors that of the REMAIN-1 Midpoint and Pivotal Cohorts, with an average age of 49 and a gender distribution of 11 women and 2 men. All participants had previously been treated with a GLP-1 therapy for durations ranging from approximately 5 months to 3 years, with a median total body weight (“TBW”) loss of 20.9% while on therapy. Fifteen percent of participants had pre-diabetes at baseline. At 3 months, 12 of 13 participants either lost or maintained their weight after GLP-1 discontinuation and a single Revita procedure. Notably, 6 of 13 experienced further weight loss. Median weight remained stable through 3 months (TBW change of 0.46% / ~ 1 pound was within the margin of error for daily weight measurement), compared to the typical 5-6% (10–15 pounds) rebound seen in other clinical studies such as SURMOUNT-4. Only one participant experienced weight regain similar to that seen after tirzepatide withdrawal. Early signs also point to excellent weight stability following Revita procedure, with essentially no weight change between 1 and 3 months (median weight gain at 1 month: 0.43% and 3 months: 0.46%). Consistent with prior studies of Revita, the procedure was well tolerated, with no unanticipated or serious adverse effects reported. No new safety concerns were observed. We anticipate presenting incremental 6-month data for the REVEAL-1 Cohort in the fourth quarter of 2025 and incremental 1-year data in the second quarter of 2026.

REMAIN-1 Midpoint Cohort: we have completed enrollment of the 45 participants of the randomized REMAIN-1 Midpoint Cohort and remain on track to report the first randomized 3-month data from this cohort in September of 2025. We anticipate presenting 6-month data from this cohort in the first quarter of 2026.

REMAIN-1 Pivotal Cohort: we have completed enrollment of the REMAIN-1 Pivotal Cohort ahead of schedule. We expect to complete randomization of 315 participants to Revita versus sham in the first half of 2026, with 6-month primary endpoint data anticipated in the second half of 2026. We anticipate submitting a Premarket Approval application (PMA) with the FDA in the second half of 2026.

Rejuva

In May 2025, we presented new preclinical data from Rejuva in an oral session at the American Society of Gene and Cell Therapy (“ASGCT”) 2025 Annual Meeting. The data highlight RJVA-001’s potential to deliver durable, nutrient-responsive GLP-1 secretion from pancreatic beta cells, mimicking natural hormone regulation with low circulating levels of GLP-1, offering a potentially profound mechanistic advantage over pharmacologic GLP-1 drugs. RJVA-001 also showed strong efficacy, targeted delivery, and a favorable safety profile, reinforcing its readiness for first-in-human studies. The data showed that a single-dose RJVA-001 led to durable, dose-dependent metabolic improvements in a well-established mouse model of diabetes (db/db).

In June 2025, we presented new preclinical data from Rejuva at the American Diabetes Association’s (“ADA”) 85th Scientific Sessions. We demonstrated that a single dose of Rejuva was well-tolerated in healthy mice and prevented weight gain and hyperglycemia following a switch to a high-fat diet. Importantly, these data highlight Rejuva’s distinct mechanism of action. The Smart GLP-1 design of Rejuva enables nutrient-responsive secretion, exerting no physiologic effect under healthy metabolic conditions and only activating in the presence of metabolic stress. This targeted activity, which mimics the body’s endogenous GLP-1 physiology, highlights the potential for Rejuva to offer superior potency and tolerability.

In the first quarter of 2025, we achieved alignment with European authorities on a patient population and study design for the RJVA-001 first-in-human study. In June 2025, we announced the submission of the first module of the CTA in Europe for RJVA-001. Pending regulatory authorization, we expect to dose the first patients with RJVA-001 and report preliminary data in 2026. We believe Rejuva could be a potentially first-in-class, smart, durable gene therapy designed to reprogram the pancreas to provide improved metabolic control.

The upcoming Phase 1/2 first-in-human study is designed to be an open-label, multicenter, single ascending dose study evaluating the safety, tolerability, and preliminary efficacy of RJVA-001 in adults with inadequately controlled T2D despite use of multiple glucose-lowering agents, including GLP-1 receptor agonists. Participants will undergo a standardized medication run-in and GLP-1 washout before receiving RJVA-001 delivered via endoscopic ultrasound-guided intrapancreatic infusion. The preliminary study design comprises three escalating dose cohorts (up to 3 participants each) which will be followed by an optional expansion cohort of up to 10 additional participants treated at the selected optimal dose. Participants will be monitored for 12 months for safety, glucose control, immune response, and GLP-1 expression, and enrolled in a long-term follow-up study for up to 5 years. Primary endpoints include safety and tolerability. Secondary endpoints include change in HbA1c, fasting plasma glucose, and time-in-range as measured by continuous glucose monitoring (CGM). Exploratory endpoints assess beta-cell function, metabolic biomarkers, cardiovascular risk markers, and transgene expression.

Germany Real-World Registry

In 2023, we initiated the Germany Real-World Registry, a prospective, post-market, clinical follow-up study to evaluate the Revita procedure in patients with inadequately controlled T2D. Participants had a baseline HbA1c between 7–10% (inclusive), BMI ≤45, and were on at least one glucose-lowering agent (GLA).

As of July 7, 2025, at baseline, the first 9 participants with 2 years of follow-up had a median age of 62 years, median weight of 104 kg (229 lbs.; BMI 32 kg/m²), and a median HbA1c of 9.6%, despite being on up to three GLAs.

After a single Revita procedure, these 9 participants achieved a median weight loss of 9.6% with weight decreasing from 104 kg to 97 kg at 1 year, a result that was sustained throughout 2 years. Notably, 7 of 8 participants experienced at least a 5% weight reduction, and 5 of 8 saw reductions of ≥10%. Only one participant, with a history of cortisone therapy known to cause weight gain, experienced modest weight gain (4.5%). In parallel, median HbA1c reduced by 1.6%, from 9.6% at baseline to 7.2% at 1 year, and this improvement was sustained throughout 2 years (7.0%), even as participants reduced or stabilized their use of GLAs. Three patients were on a GLP-1 drug at the time of study entry and were still on a GLP-1 drug through 2 years of follow-up. No device- or procedure-related serious adverse events have been reported to date.

In this cohort, weight loss and glucose improvements began as early as one month after the Revita procedure and were sustained through 2 years of follow-up (see data table). These findings highlight the potential of a single Revita treatment to deliver durable weight maintenance in a real-world setting.

Table. Germany Real-World Registry Study Weight and Blood Sugar Data Post-Revita Procedure

Endpoint	Baseline	3 Months	6 Months	1 Year	2 Years
Weight (kg)	104	92	94	97	97
HbA1c (%)	9.6	7.0	7.0	7.2	7.0

Median values shown. Fractyl Health internal data, n=9.

Thirty-four participants are currently enrolled in the Germany Real-World Registry study. While the study is no longer enrolling new patients, we will continue protocol-defined follow-up of participants and share outcomes on an ongoing basis.

Recent Developments

Cash Balance

We held cash and cash equivalents of approximately $22.3 million as of June 30, 2025. The preliminary financial data related to cash and cash equivalents as of June 30, 2025 included in this prospectus supplement has been prepared by, and is the responsibility of, our management team. We have not yet completed our quarter-end financial close process for the quarter ended June 30, 2025. This estimate of our cash and cash equivalents as of June 30, 2025 is preliminary, has not been audited and is subject to change upon completion of our financial statement closing procedures. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of June 30, 2025. Ernst & Young LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.

Corporate Information

Fractyl Health, Inc. was originally incorporated on August 30, 2010 under the name MedCatalyst, Inc. We subsequently changed our name to Fractyl Laboratories Inc. on January 10, 2012 and then to Fractyl Health, Inc. on June 9, 2021. We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on February 6, 2024.

Our principal executive offices are located at 3 Van de Graaff Drive, Suite 200 Burlington, MA 01803, and our telephone number is (781) 902-8800. Our website address is https://www.fractyl.com. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All trademarks appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may remain an EGC until December 31, 2029, although if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have annual gross revenues of $1.235 billion or more in any fiscal year, we would cease to be an EGC as of December 31 of the applicable year. We also would cease to be an EGC if we issue more than $1.0 billion of non-convertible debt over a three-year period. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of financial Condition and Results of Operations” disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We are also a “smaller reporting company” as defined in the Securities Act and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an EGC, which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation. In addition, if we are a smaller reporting company with less than $100.0 million in annual revenue, we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common Stock offered by us	shares

Pre-funded warrants offered by us	We are also offering, in lieu of shares of our common stock to certain investors that so choose, pre-funded warrants to purchase up to shares of our common stock. The purchase price of each pre-funded warrant is equal to the price per share of our common stock at which the shares of our common stock are being sold in this offering, minus $0.00001, the exercise price of each pre-funded warrant. Each prefunded warrant will be exercisable from the date of issuance until fully exercised, subject to a beneficial ownership limitation. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants.

Warrants offered by us	We are also offering Tranche A Warrants to purchase up to shares of our common stock (or pre-funded warrants to purchase up to shares of our common stock in lieu thereof) and Tranche B Warrants to purchase up to shares of our common stock (or pre-funded warrants to purchase up to shares of our common stock in lieu thereof). The shares of our common stock and the pre-funded warrants are each being sold together with Tranche A Warrants and Tranche B Warrants. The Tranche A Warrants have an exercise price of $ per share of common stock or pre-funded warrant, are exercisable immediately, are callable at the option of the company at a price of $ per warrant if certain conditions are met, and will expire on August , 2027. The Tranche B Warrants have an exercise price of $ per share of common stock or pre-funded warrant, are exercisable upon receipt of such stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Global Market (the “Warrant Stockholder Approval”) and will expire on August , 2030. In the event we are unable to obtain the Warrant Stockholder Approval, the Tranche B Warrants will not be exercisable, and therefore the Tranche B Warrants may not have any value. See “Description of Securities we are Offering.” This prospectus supplement also relates to the offering of the shares of our common stock or pre-funded warrants issuable upon the exercise of such Tranche A Warrants and Tranche B Warrants.

Underwriters’ option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional shares of our common stock, Tranche A Warrants to purchase up to shares of common stock and Tranche B Warrants to purchase up to shares of common stock, at their respective public offering prices. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common Stock to be outstanding after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares), assuming no exercise of any pre-funded warrants, Tranche A Warrants or Tranche B Warrants issued in this offering.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase up to additional shares of common stock). These estimates exclude the proceeds, if any, from the exercise of the pre-funded warrants, Tranche A Warrants or Tranche B Warrants sold in this offering.

We intend to use the net proceeds from this offering to support our Revita and Rejuva pipeline programs and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-9, page 8 of the accompanying prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	Our common stock is listed on the Nasdaq Global Market under the symbol “GUTS”. We do not intend to list the pre-funded warrants, Tranche A Warrants or Tranche B Warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering is based on 48,920,221 shares of our common stock outstanding as of March 31, 2025 and excludes:

•

7,014,459 shares of common stock issuable upon exercise of outstanding stock options granted under our Amended and Restated 2011 Incentive Stock Plan (the “2011 Plan”), as of March 31, 2025, having a weighted average exercise price of $5.44 per share;

•

4,077,953 shares of common stock issuable upon exercise of outstanding stock options granted under our 2024 Incentive Award Plan (the “2024 Plan”), as of March 31, 2025, having a weighted average exercise price of $5.66 per share;

•

22,500 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units, or RSUs, granted under the 2024 Plan, as of March 31, 2025, at a weighted average grant date fair value of $2.30 per share;

•

4,756,084 shares of common stock reserved for future issuance pursuant to future awards under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and the 2024 Plan, as well as automatic increases in the number of shares of common stock reserved for future issuance under the 2024 ESPP and the 2024 Plan, plus any shares underlying outstanding stock awards granted under the 2011 Plan that expire or are repurchased, forfeited, cancelled or withheld;

•

161,616 shares of common stock issuable upon the exercise of outstanding warrants held by entities affiliated with SVB Financial Group as of March 31, 2025, at a weighted average exercise price of $3.47 per share;

•

2,021,596 shares of common stock issuable upon the exercise of outstanding warrants issued in July and September 2023, as of March 31, 2025, at an assumed weighted average exercise price of $12.42 per share; and

•	1,368,627 shares of common stock sold under our “at the market” (“ATM”) facility, pursuant to that certain Open Market Sale AgreementSM with Jefferies LLC, since March 31, 2025.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the outstanding options or vesting and settlement of unvested restricted stock units described above, (ii) no exercise of outstanding warrants described above, (iii) no exercise by the underwriters of their option to purchase additional securities, and (iv) no exercise of the pre-funded warrants, Tranche A Warrants or Tranche B Warrants included in this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. The risk factors included in this prospectus supplement update the corresponding risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. If any of the following risks or any of the risks incorporated herein by reference actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock and the value of our warrants could decline and you might lose all or part of your investment.

Risks Related to this Offering

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, intellectual property, potential future revenue streams, or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product candidate development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your securities purchased in this offering because the price you will pay will be substantially greater than the net tangible book value per share of the securities you acquire. To the extent outstanding options or warrants are exercised or shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, you will incur further dilution. In the event the pre-funded warrants included in this offering are exercised by holders, you will experience additional dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Upon completion of this offering, based on our shares outstanding as of March 31, 2025, we will have    shares of common stock outstanding. Of these shares, approximately 1.8 million are subject to a contractual lock-up with the underwriter for this offering for a period of 45 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 45-day lock-up period. The balance of our outstanding shares of common stock, including any shares purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates.

All of our outstanding options and restricted stock units or shares that are otherwise issuable under our equity compensation plans are registered under the Securities Act of 1933, as amended, or the Securities Act, on registration statements on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

There is no public market for the pre-funded warrants, Tranche A Warrants or Tranche B Warrants being offered in this offering.

There is no public trading market for the pre-funded warrants, Tranche A Warrants or Tranche B Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants, Tranche A Warrants or Tranche B Warrants on the Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants, Tranche A Warrants and Tranche B Warrants will be limited. See “Description of Securities we are Offering.”

The Tranche A Warrants and the Tranche B Warrants being offered may not have value.

The Tranche A Warrants being offered by us in this offering have an exercise price of $  per share of common stock or pre-funded warrant, subject to certain adjustments, and expire subject to the terms under the Tranche A Warrant, after which date any unexercised Tranche A Warrants will expire and have no further value. In addition, the Tranche B Warrants being offered by us in this offering have an exercise price of $    per share of common stock or pre-funded warrant, subject to certain adjustments, and expire subject to the terms under the Tranche B Warrant, after which date any unexercised Tranche B Warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the Tranche A Warrants and/or Tranche B Warrants during the period when they are exercisable, the Tranche A Warrants and/or Tranche B Warrants may not have any value.

The Tranche A warrants and Tranche B warrants included in this offering are speculative in nature.

The Tranche A warrants and Tranche B warrants represent the right to acquire shares of common stock at a fixed price. Specifically, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $    per share. Moreover, following this offering, the market value of the Tranche A warrants and Tranche B warrants is uncertain and there can be no assurance that the market value of the Tranche A warrants and Tranche B warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of warrants to exercise the Tranche A warrants and Tranche B warrants.

We will not receive any meaningful amount of, or potentially any, additional funds upon the exercise of the pre-funded warrants; however, any exercise would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful, or potentially any, additional funds upon the exercise of the pre-funded warrants. To the extent such pre-funded warrants are exercised, additional shares of common stock will be issued for nominal or no additional consideration, which will result in dilution to the then existing holders of our common stock and will increase the number of shares eligible for resale in the public market.

Holders of the pre-funded warrants, Tranche A Warrants and Tranche B Warrants will have no rights as common stockholders until such holders exercise their warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants, Tranche A Warrants and Tranche B Warrants exercise their pre-funded warrants, Tranche A Warrants or Tranche B Warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, Tranche A Warrants or Tranche B Warrants. Upon exercise of the pre-funded warrants, Tranche A Warrants or Tranche B Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Significant holders or beneficial owners of shares of our common stock may not be permitted to exercise the pre-funded warrants, Tranche A Warrants or Tranche B Warrants that they hold.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the pre-funded warrants, Tranche A Warrants or Tranche B Warrants that they hold.

The exercisability of the pre-funded warrants, Tranche A Warrants and Tranche B Warrants is subject to beneficial ownership limitations, as described in “Description of Securities we are Offering.” As a result, you may not be able to exercise your pre-funded warrants, Tranche A Warrants and/or Tranche B Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrants, Tranche A Warrants and/or Tranche B Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions. See “Description of Securities we are Offering.”

The Tranche B Warrants will not be exercisable unless and until we are able to receive stockholder approval, and if we are unable to obtain such approval the common warrants will have no value.

Under Nasdaq listing rules, certain provisions in the Tranche B Warrants will not be effective until, and unless, we obtain the approval of our stockholders. While we intend to promptly seek such stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Tranche B Warrants will not be exercisable and will have zero value. In addition, we will be required to hold a stockholder meeting until we obtain the Warrant Stockholder Approval and may incur substantial costs, and management may devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of shares of our common stock and pre-funded warrants and, in each case, accompanying Tranche A Warrants and Tranche B Warrants, will be approximately $  million, or approximately $  million if the underwriter exercises in full its option to purchase up to     additional shares of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the pre-funded warrants, Tranche A Warrants and Tranche B warrants issued pursuant to this offering. We will receive only nominal additional proceeds from any exercise of pre-funded warrants.

We intend to use the net proceeds from this offering to support our Revita and Rejuva pipeline programs and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire additional businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.

Our expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash and cash equivalents will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the first quarter of 2026. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the offering price per share you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Our historical net tangible book value as of March 31, 2025 was $6.3 million, or $0.13 per share of common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on March 31, 2025.

After giving effect to our issuance and sale of (i)     shares of common stock, accompanying Tranche A Warrants to purchase up to      shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche B Warrants to purchase up to shares of common stock (or pre-funded warrants in lieu thereof) at a combined offering price of $     per share of common stock, accompanying Tranche A Warrant and accompanying Tranche B warrant and (ii) pre-funded warrants to purchase     shares of common stock, accompanying Tranche A Warrants to purchase up to     shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Tranche B Warrants to purchase up to shares of common stock (or pre-funded warrants in lieu thereof) at a combined offering price of $     per pre-funded warrant, accompanying Tranche A Warrant and accompanying Tranche B warrant (which equals the price per share at which the shares of common stock, accompanying Tranche A Warrants and accompanying Tranche B Warrants are being sold in this offering, minus the $0.00001 per share exercise price of each such pre-funded warrant) (and excluding shares of common stock issued upon exercise of the pre-funded warrants, Tranche A Warrants and/or Tranche B Warrants or any resulting accounting associated therewith and assuming such warrants are classified and accounted for as stockholders’ equity), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been $    million, or $     per share. This represents an immediate increase in as adjusted net tangible book value per share of $    to existing stockholders and immediate dilution of $    in as adjusted net tangible book value per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution to the new investors purchasing securities in this offering without giving effect to the option to purchase additional shares granted to the underwriter:

Public offering price per share of common stock, accompanying Tranche A Warrant and accompanying Tranche B Warrant (or pre-funded warrant in lieu of common stock at the public offering price less $0.00001)

		$
Net tangible book value per share as of March 31, 2025	$0.13
Increase per share attributable to sale of shares of common stock and pre-funded warrants and, in each case, accompanying Tranche A Warrants and Tranche B Warrants in this offering

As adjusted net tangible book value per share after this offering

Dilution per share to new investors		$

If the underwriters exercises their option to purchase    additional shares of our common stock in full at the public offering price of $    per share, assuming no exercise of the warrants offered in this offering, after deducting underwriting discounts and commissions, and estimate offering expenses payable by us, the as adjusted net tangible book value will increase to $    per share, representing an immediate increase to existing stockholders of $    per share, and immediate dilution to new investors in this offer of $    per share.

If holders of the pre-funded warrants exercise the pre-funded warrants, Tranche A Warrants and Tranche B Warrants in full, the as adjusted net tangible book value per share after giving effect to this offering would be

$     per share, representing an immediate increase to existing stockholders of $     per share, and immediate dilution to new investors in this offering of $     per share.

The number of shares of our common stock to be outstanding after this offering is based on 48,920,221 shares of our common stock outstanding as of March 31, 2025 and excludes:

•

7,014,459 shares of common stock issuable upon exercise of outstanding stock options granted under our Amended and Restated 2011 Incentive Stock Plan (the “2011 Plan”), as of March 31, 2025, having a weighted average exercise price of $5.44 per share;

•

4,077,953 shares of common stock issuable upon exercise of outstanding stock options granted under our 2024 Incentive Award Plan (the “2024 Plan”), as of March 31, 2025, having a weighted average exercise price of $5.66 per share;

•

22,500 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units, or RSUs, granted under the 2024 Plan, as of March 31, 2025, at a weighted average grant date fair value of $2.30 per share;

•

4,756,084 shares of common stock reserved for future issuance pursuant to future awards under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”) and the 2024 Plan, as well as automatic increases in the number of shares of common stock reserved for future issuance under the 2024 ESPP and the 2024 Plan, plus any shares underlying outstanding stock awards granted under the 2011 Plan that expire or are repurchased, forfeited, cancelled or withheld;

•

161,616 shares of common stock issuable upon the exercise of outstanding warrants held by entities affiliated with SVB Financial Group as of March 31, 2025, at a weighted average exercise price of $3.47 per share; and

•

2,021,596 shares of common stock issuable upon the exercise of outstanding warrants issued in July and September 2023, as of March 31, 2025, at an assumed weighted average exercise price of $12.42 per share.

•	1,368,627 shares of common stock sold under our “at the market” (“ATM”) facility, pursuant to that certain Open Market Sale AgreementSM with Jefferies LLC, since March 31, 2025.

To the extent that any outstanding options or warrants are exercised, shares of common stock are issued upon the vesting or other settlement of outstanding restricted stock units, new stock awards are issued under our equity incentive plan or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there may be further dilution to new investors purchasing common stock or pre-funded warrants in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of our common stock and accompanying Tranche A Warrants and Tranche B Warrants, or, for certain investors that so choose, in lieu of common stock, pre-funded warrants to purchase shares of our common stock and accompanying Tranche A Warrants and Tranche B Warrants. We are also registering the shares of common stock issuable from time to time upon exercise of pre-funded warrants, Tranche A Warrants and Tranche B Warrants offered hereby.

Common Stock

We are offering shares of common stock in this offering. Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share, all of which shares of preferred stock are undesignated. For more information regarding our common stock, see the section titled “Description of Capital Stock” starting on page 10 of the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The following summary is subject in all respects to the provisions contained in the pre-funded warrants. The pre-funded warrants will be issued as individual warrant agreements to each individual purchaser of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.00001 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our common stock issuable upon exercise of each pre-funded warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications and certain other events.

The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of common stock determined according to the formula set forth in the pre-funded warrant.

Upon a holder’s exercise of the pre-funded warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise within two trading days after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) to exceed 4.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to us.

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

The pre-funded warrants do not confer upon the holder any voting or other rights as our stockholders except that the holder generally shall be entitled to participate in a distribution (as described in the pre-funded warrants) to the same extent that the holder would have participated therein if the holder had held our common stock acquirable upon exercise of the pre-funded warrants immediately before the distribution.

Tranche A Warrants

The following is a brief summary of certain terms and conditions of the Tranche A Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Tranche A Warrants.

The Tranche A Warrants will be issued as individual warrant agreements to the investors. The form of Tranche A Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

The Tranche A Warrants are exercisable at any time after their original issuance and will expire on August , 2027. The Tranche A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock or pre-funded warrants purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may if and only if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock or pre-funded warrants to the holder, then in its sole discretion, elect to exercise the Tranche A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock or pre-funded warrants determined according to the formula set forth in the Tranche A Warrant. No fractional shares of common stock or pre-funded warrants will be issued in connection with the exercise of a Tranche A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The Tranche A Warrants are callable at our option if, after the initial exercise date of the Tranche A Warrants, which shall be the date of issuance (the “Initial Exercise Date”) and after release of 3-month randomized midpoint clinical data from the REMAIN-1 study, (i) the volume weighted average price (“VWAP”) for each of fifteen consecutive trading days (the “Measurement Period”) exceeds $    per share (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the average daily dollar volume for such Measurement Period exceeds $2,000,000 per trading day (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, any of our Subsidiaries, or any of our officers, directors, employees, agents or affiliates, then we may, within 1 trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Tranche A Warrants for which a notice of exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.00001 per warrant share. To exercise this right, we must deliver to the warrantholder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of the Tranche A Warrant to which such notice applies. If the conditions set for such Call are satisfied for the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of the Tranche A Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the warrantholder (such date and time, the “Call Date”). Any unexercised portion of the Tranche A Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, we have agreed with each warrantholder that we will honor all Notices of Exercise with respect to warrant shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. We have agreed with the warrantholders that any Notice of Exercise delivered following a Call Notice which calls less than all of the Tranche A Warrants shall first reduce to zero the number of warrant shares subject to such Call Notice prior to reducing the remaining warrant shares available for purchase under the Tranche A Warrant. Subject to the provisions of the Tranche A Warrant, we may deliver subsequent Call Notices for any portion of a Tranche A Warrant for which the warrantholders shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in the Tranche A Warrant, we may not deliver a Call Notice or require the cancellation of a Tranche A Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) we shall have honored in accordance with the terms of the Tranche A Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date; (2) a registration statement shall be effective as to all warrant shares and the prospectus thereunder available for use by us for the sale of all such warrant shares to the warrantholder; or all of the warrant shares issuable pursuant to the transaction documents of this offering may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by our counsel as set forth in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the warrantholder; (3) our common stock shall be listed or quoted for trading on the Nasdaq Global Market (or any successor thereto); (4) there is a sufficient number of authorized shares of common stock for issuance of all securities under the transaction documents entered into as a part of this offering; (5) the issuance of all warrant shares subject to a Call Notice shall not cause a breach of any provision of the Tranche A Warrant; (6) we shall have paid all liquidated damages and other amounts owing to the warrantholder in respect of the Tranche A Warrants; (7) there has been no public announcement of a pending or proposed fundamental transaction that has not been consummated; and (8) the warrantholder is not in possession of any information provided by us, any of our subsidiaries, or any of our officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information. Our right to call the Tranche A Warrants shall be exercised ratably among the Holders based on each warrantholder’s initial purchase of Tranche A Warrants.

A holder will not have the right to exercise any portion of the Tranche A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche A Warrant. However, any holder may elect, prior to issuance of its Tranche A Warrant, to include a provision in such holder’s Tranche A Warrant that will permit such holder to elect to increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

The exercise price per whole share of our common stock or pre-funded warrants purchasable upon the exercise of the Tranche A Warrants is $  per share of common stock or pre-funded warrant. The exercise price of the Tranche A Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to applicable laws, the Tranche A Warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the Tranche A Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Tranche A Warrants will be entitled to receive upon exercise of the Tranche A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Tranche A Warrants immediately prior to such fundamental transaction.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Tranche A Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Tranche A Warrant.

Tranche B Warrants

The following is a brief summary of certain terms and conditions of the Tranche B Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Tranche B Warrants.

The Tranche B Warrants will be issued as individual warrant agreements to the investors. The form of Tranche B Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

The Tranche B Warrants are exercisable upon receipt of Warrant Stockholder Approval and will expire on August , 2030. The Tranche B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock or pre-funded warrants purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Tranche B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock or pre-funded warrants determined according to the formula set forth in the Tranche B Warrant. No fractional shares of common stock or pre-funded warrants will be issued in connection with the exercise of a Tranche B Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

A holder will not have the right to exercise any portion of the Tranche B Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder, 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche B Warrant. However, any holder may elect, prior to issuance of its Tranche B Warrant, to include a provision in such holder’s Tranche B Warrant that will permit such holder to elect to increase or decrease such percentage to any other percentage upon at least 61 days’ prior notice from the holder to us.

The exercise price per whole share of our common stock or pre-funded warrant purchasable upon the exercise of the Tranche B Warrants is $  per share of common stock or pre-funded warrant. The exercise price of the Tranche B Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Subject to applicable laws, the Tranche B Warrants may be offered for sale, sold, transferred or assigned without our consent.

The Tranche B Warrants will not be exercisable until, and unless, we obtain the Warrant Stockholder Approval. We have agreed to hold a special meeting of stockholders to obtain Warrant Stockholder Approval as soon as practicable following the closing of this offering, but no later than sixty days following the closing of this offering. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Tranche B Warrants will have zero value. In addition, we will be required to hold a stockholder meeting every thirty days until we obtain the Warrant Stockholder Approval. We will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

In the event of a fundamental transaction, as described in the Tranche B Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Tranche B Warrants will be entitled to receive upon exercise of the Tranche B Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Tranche B Warrants immediately prior to such fundamental transaction.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Tranche B Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Tranche B Warrant.

U.S. Tax Consequences

In the event of an adjustment (or nonoccurrence of an adjustment) to the exercise price or the number of shares of common stock or other consideration for which a pre-funded warrant may be exercised, the holders of the pre-funded warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Consequences.” Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes (including backup withholding taxes) are paid on behalf of a holder, those withholding taxes may be set off against any cash or shares received pursuant to the pre-funded warrants (or, in some circumstances, against any payments on the shares of common stock).

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the trading symbol “GUTS.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants, Tranche A Warrants or Tranche B Warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock (including the underlying shares of common stock issuable upon exercise of the pre-funded warrants, Tranche A Warrants and Tranche B Warrants) is Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC). We are the warrant agent for the pre-funded warrants, Tranche A Warrants and Tranche B Warrants.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our common stock, pre-funded warrants, Tranche A Warrants and Tranche B Warrants (together with Tranche A Warrants, “Tranche Warrants” and each, a “Tranche Warrant”) issued pursuant to this offering and shares of our common stock received upon exercise of the pre-funded warrants (collectively, “Securities”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of Securities. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Securities.

This discussion is limited to holders that hold the Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of any alternative minimum tax and the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	persons who have elected to mark Securities to market;

•	real estate investment trusts or regulated investment companies;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•

partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities (including hybrid entities) for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell the Securities under the constructive sale provisions of the Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Securities being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that acquired our common stock through the exercise of warrants or conversion rights under convertible instruments;

•	persons who hold our common stock or pre-funded warrants that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

•	persons who acquired our common stock or pre-funded warrants in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Allocation of Purchase Price

Each share of common stock or pre-funded warrant, as applicable, and the accompanying Tranche Warrants will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock or pre-funded warrant, as applicable, one Tranche A Warrant to purchase one share of common stock or pre-funded warrant and one Tranche B Warrant to purchase one share of common stock or pre-funded warrant. In determining their tax basis for the common stock or prefunded warrant, the Tranche A Warrant and the Tranche B Warrant constituting an investment unit, purchasers should allocate their purchase price for the investment unit between such share of common stock or pre-funded warrant, as applicable, the Tranche A Warrant and the Tranche B Warrant based on their respective fair market values at the time of issuance. We do not intend to advise purchasers with respect to this determination, and purchasers are advised to consult their tax and financial advisors with respect to the relative fair market values of the common stock or pre-funded warrant, as applicable, the Tranche A Warrant and the Tranche B Warrant for U.S. federal income tax purposes.

Treatment of the Pre-Funded Warrants

Although not free from doubt, a pre-funded warrant (whether acquired upon original issuance pursuant to this offering or upon exercise of a Tranche A Warrant or a Tranche B Warrant) should be treated as a share of our common stock for U.S. federal income tax purposes, and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, except to the extent that cash is received in lieu of a fractional share of our common stock, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant (other than the tax basis attributable to the fractional share, if applicable) should carry over to the share of common stock received upon exercise, increased by the exercise price. Our position with respect to the characterization of pre-funded warrants is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of a holder’s gain with respect to an investment in the pre-funded warrants could change. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including alternative characterizations).

Treatment of Pre-Funded Warrants and Tranche Warrants in Connection with Declaration of Distribution on Common Stock

If, on or after the purchase date and on or prior to termination or expiration of a pre-funded warrant or Tranche Warrant, we declare a distribution on shares of common stock, then, upon exercise of such pre-funded warrant or Tranche Warrant, the holder shall generally be entitled to share in such declared distribution on an as-converted basis. We intend to treat such distribution as a distribution on the pre-funded warrant or Tranche Warrant, as applicable, at the time the distribution is made on the shares of common stock, regardless of whether the holder of the pre-funded warrant or Tranche Warrant, as applicable, exercises its pre-funded warrant of Tranche Warrant at that time and actually receives the distribution. Holders should consult their tax advisors regarding such distributions.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of the Securities that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control substantial decisions of the trust, or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not expect to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock or pre-funded warrants (other than certain distributions of common stock), such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock or pre-funded warrants, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock or pre-funded warrants, as applicable.

Sale or Other Disposition of Common Stock or Pre-Funded Warrants

Upon a sale or other disposition of our common stock or pre-funded warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in our common stock or pre-funded warrant. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock or pre-funded warrant is more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Tranche Warrants

Upon the sale or other disposition of a Tranche Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Tranche Warrant. This capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in such Tranche Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to limitations.

In general (and subject to the discussion of cashless exercise, below), a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Tranche Warrant for its exercise price, except to the extent that cash is received in lieu of a fractional share of our common stock or fractional pre-funded warrant. A U.S. holder’s tax basis in a share of our common stock or pre-funded warrant received upon exercise of the Tranche Warrant will be equal to the sum of (1) the U.S. holder’s tax basis in the warrant exchanged therefor (other than the tax basis attributable to the fractional share or fractional pre-funded warrant, if applicable) and (2) the exercise price of such Tranche Warrant. A U.S. holder’s holding period in the shares of our common stock or pre-funded warrant received upon exercise will commence on the day after such U.S. holder exercises the Tranche Warrant.

Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Tranche Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock or pre-funded warrants received upon exercise of Tranche Warrant should commence on the day after the Tranche Warrant are exercised. In the latter case, the holding period of the shares of our common stock or pre-funded warrants received upon exercise of Tranche Warrant would include the holding period of the exercised Tranche Warrant. However, our position is not binding on the IRS, and the IRS may treat a cashless exercise of a Tranche Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Tranche Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock or prefunded warrant received.

If a Tranche Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Tranche Warrant. Such loss generally will be long-term capital loss if the U.S. holder’s holding period in such Tranche Warrant is more than one year at the time of expiration. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Pre-Funded Warrants and Tranche Warrants

As described in the section entitled “Dividend Policy,” we do not expect to pay any cash dividends on our capital stock in the foreseeable future. However, if the exercise price of the pre-funded warrants or Tranche Warrants is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in a deemed distribution, which may be a taxable dividend, to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the pre-funded warrants or Tranche Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments (including constructive dividends) on or receives proceeds from the sale or other taxable disposition of the Securities. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not expect to pay any cash dividends on our capital stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain distributions of common stock) on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock or pre-funded warrants, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock, pre-funded warrants or Tranche Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Dividends paid to a non- U.S. holder of our common stock or pre-funded warrants that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock or pre-funded warrants in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Tranche Warrants into shares of our common stock or pre-funded warrants. However, if a non-U.S. holder receives cash in lieu of the issuance of a fractional share of our common stock or fractional pre-funded warrant, or a cashless exercise of the Tranche Warrants results in a taxable exchange, as described in “—Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Tranche Warrants,” the rules described below under “Sale or Other Disposition of Common Stock, Pre-Funded Warrants or Tranche Warrants” would apply to any resulting gain.

Sale or Other Disposition of Common Stock, Pre-funded Warrants or Tranche Warrants

A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, or other disposition of our pre-funded warrants, Tranche Warrants or our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our pre-funded warrants, Tranche Warrants or our common stock constitute a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Constructive Dividends on Pre-Funded Warrants and Tranche Warrants

As described in the section entitled “Dividend Policy,” we do not expect to pay any cash dividends on our capital stock in the foreseeable future. However, if the exercise price of a pre-funded warrant or Tranche Warrant is adjusted as a result of certain events affecting our common stock (or in certain circumstances, there is a failure to make adjustments), such adjustments may result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to, or other assets of, the non-U.S. holder. See the section above entitled “—Tax Considerations Applicable to U.S. Holders—Constructive Dividends on Pre-Funded Warrants and Tranche Warrants.” Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the pre-funded warrants or Tranche Warrants.

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock or pre-funded warrants we make to the non-U.S. holder (including constructive dividends with respect to the pre-funded warrants or Tranche Warrants) provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our common stock, pre-funded warrants or Tranche Warrants to the non-U.S. holder, regardless of whether any tax was actually withheld.

Information reporting and backup withholding may apply to the proceeds of a sale or other disposition of the Securities within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other disposition of the Securities outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of the Securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, pre-funded warrants, Tranche Warrants or our common stock paid to, a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of pre-funded warrants, Tranche Warrants or our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

UNDERWRITING

We have entered into an underwriting agreement dated  , 2025 with Ladenburg Thalmann & Co., Inc., as the representative of the underwriters, with respect to the securities sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters have agreed, severally and not jointly, to purchase from us the securities set forth opposite the underwriter’s name in the following table at the public offering price less the underwriting discounts set forth in the cover page of this prospectus:

Underwriter	Number of Shares of Common Stock	Number of Pre-funded Warrants	Number of Tranche A Warrants	Number of Tranche B Warrants
Ladenburg Thalmann & Co., Inc.
Total

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $     per share of common stock and accompanying warrants.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Over-Allotment Option

We have granted a 30-day option to the underwriters to purchase up to    additional shares of common stock, Tranche A Warrants to purchase up to    shares of common stock and Tranche B Warrants to purchase up to    shares of common stock, at their respective public offering prices solely to cover over-allotments, if any. The underwriters may exercise this option for 30 days from the date of this prospectus. If any of these additional securities are purchased, the underwriters will offer the additional shares of common stock, Tranche A Warrants and Tranche B Warrants on the same terms as those on which they are being offered.

Underwriting Discount, Commissions and Expenses

The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share and Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Per Pre-funded Warrant and Accompanying Tranche A Warrant and Accompanying Tranche B Warrant	Total Assuming No Exercise of Over- Allotment Option	Total Assuming Full Exercise of Over- Allotment Option
Offering price	$	$	$	$
Underwriting discount and commissions	$	$	$	$
Proceeds, before expense, to us	$	$	$	$

Pursuant to the underwriting agreement, we will pay the underwriters, concurrently with the closing of this offering, a underwriting fee equal to 7.0% of the aggregate purchase price paid by each purchaser of securities that are placed in this offering. We have also agreed to reimburse the representative for certain of its offering-related expenses, for its legal fees and expenses and other accountable out-of-pocket expenses in an amount up to $175,000.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, are approximately $    .

Lock-up Agreements

Each of our officers and directors have agreed with the underwriters to be subject to a lock-up period of forty-five (45) days following the closing of this offering, subject to certain exceptions. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our equity securities from the date of this prospectus for a period of thirty (30) days following the closing of this offering, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Determination of Offering Price and Warrant Exercise Price

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors that will be considered in determining the final public offering price:

•	our history and its prospects;

•	the industry in which the we operate;

•	our past and present operating results; and

•	the general condition of the securities markets at this time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fractyl Health, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.verrica.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-38529) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 3, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 13, 2025;

•	our Current Reports on Form 8-K filed with the SEC on April 1, 2025, June 18, 2025 and June 23, 2025 to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December  31, 2024, filed with the SEC on March 3, 2025, including any amendment or reports filed with the SEC for the purpose of updating the description.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus supplement but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Fractyl Health, Inc., 3 Van de Graaff Drive, Suite 200, Burlington, MA 01803, (781) 902-8800. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 13, 2025

PROSPECTUS

Fractyl Health, Inc.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $300,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore subject to reduced public company reporting requirements.

Our common stock is listed on the Nasdaq Global Market under the symbol “GUTS.” On March 12, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $1.36 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $300,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Fractyl,” “Fractyl Health,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fractyl Health, Inc. and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus and the documents incorporated by reference herein without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus and the documents incorporated by reference herein are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus, including any statements regarding our future results of operations and financial position, our ability to continue as a going concern, business strategy (including our Strategic Reprioritization (as defined herein)), prospective products, or product candidates, plans regarding or status of clinical trials or studies and their design, our plans for readouts of interim or final results, product approvals, research and development costs, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management and the timing of any of the foregoing are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•

the timing, progress and results of preclinical and clinical studies for our current and future product candidates, including statements regarding the timing of initiation and completion of studies and related preparatory work, the period during which the results of the studies will become available and our research and development programs;

•	the timing, scope or likelihood of regulatory submissions, filings, clearances, certifications and approvals, including final regulatory approval certifications or clearance of our product candidates;

•	our ability to develop and advance product candidates into, and successfully complete, clinical studies;

•	our expectations regarding the size of the patient populations for our product candidates, if approved, certified or cleared for commercial use;

•	the implementation of our business model and our strategic plans for our business, product candidates and technology;

•	our commercialization, marketing and manufacturing capabilities and strategy, as well as our product development strategy;

•	the pricing and reimbursement of our product candidates, if approved or cleared;

•

the scalability and commercial viability of our manufacturing methods and processes, including our plans to maintain our in-house manufacturing facility, even after commercialization of any of our product candidates;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our competitive position;

•	the scope of protection we and/or any future licensors are able to establish and maintain for intellectual property rights covering our product candidates;

•	developments and projections relating to our competitors and our industry;

•	our expectations related to the use of proceeds from our initial public offering (“IPO”);

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to continue as a going concern;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•	the impact of laws and regulations;

•	our expectations regarding the time during which we will be an emerging growth company and smaller reporting company under the JOBS Act; and

•	the impact of adverse macroeconomic conditions, geopolitical events and potential future public health crises, including epidemics and pandemics.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.fractyl.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025.

•

The description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, including any amendment or reports filed with the SEC for the purpose of updating the description.

•

The description of the rights agreement contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, including any amendment or reports filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Fractyl Health, Inc.

3 Van de Graaff Drive, Suite 200

Burlington, MA 01803

(781) 902-8800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We are a metabolic therapeutics company focused on breaking the pattern of treatment of metabolic diseases, including obesity and type 2 diabetes (“T2D”). Despite advances in treatment over the last 50 years, obesity and T2D continue to be principal and rapidly growing drivers of morbidity and mortality. According to the Centers for Disease Control and the International Diabetes Federation, approximately 100 million people in the United States have prediabetes and/or are living with obesity, and an additional 25 million people have T2D and are on medical therapy. Within the past two years, the unmet need in obesity has shifted rapidly from identifying treatments that can achieve short-term weight loss to identifying treatments that can enable durable weight maintenance. While highly potent drugs in the glucagon-like peptide-1 receptor agonist (“GLP-1RA”) class are now available to lower weight and blood sugar, these agents have high discontinuation rates that lead to a substantial risk of weight and metabolic rebound. According to a Kaiser Family Foundation Health Tracking Poll from May 2024, approximately 6% of adults are taking glucagon-like peptide-1 (“GLP-1”) drugs, translating to approximately 10 million patients on therapies that require chronic administration and do not correct the underlying disease of obesity. Despite the growing interest in these drugs, a Blue Health Intelligence brief from 2024 found that over 50% of patients discontinue GLP-1 drugs within three months of starting, long before patients can experience clinical benefit from these agents. Discontinuation of these agents typically leads to an immediate loss of metabolic benefit and weight rebound, as seen in Eli Lilly’s SURMOUNT-4 study with tirzepatide and Novo Nordisk’s STEP-1 extension study with semaglutide. For example, studies published in JAMA in 2023 found that patients lost approximately 20% of their body weight over 36 weeks while on tirzepatide. However, when patients discontinued the drug, they experienced approximately 14% weight regain in 52 weeks, approximately 5% of which was regained in the first three months after discontinuation. These high rates of drug discontinuation and weight regain demonstrate the need for new approaches that can enable durable maintenance of weight and metabolic health without requiring daily or weekly pharmacotherapy. Our goal is to develop durable disease-modifying therapies that are designed to provide lasting metabolic health by targeting root causes of obesity and T2D–without lifelong treatment.

Building on the growing recognition of the gut’s role in metabolic disease, our founders designed novel, differentiated disease-modifying therapies aiming to shift patient care from management to prevention and remission. The Revita DMR System, or Revita, our lead product candidate, is an investigational outpatient procedural therapy designed to durably modify duodenal dysfunction, a major pathologic consequence of a high fat and high sugar diet, which can cause obesity and T2D. The duodenum regulates the human metabolic response to food intake, and modern diets drive dysfunctional hyperplasia of the duodenal mucosa. This results in alterations to physiologic signaling that affect glucose control and satiety. The Revita DMR System is designed to enable durable and repeatable metabolic improvement via hydrothermal ablation of the dysfunctional duodenal mucosa to address duodenal pathology and consequent metabolic disease progression directly. Currently, our Revita clinical program is focused on patients living with obesity who want to maintain their weight loss after GLP-1 drug discontinuation. We have obtained Breakthrough Device designation from the FDA for the Revita DMR System, as an adjunct to diet and exercise, to perform hydrothermal ablation of the duodenal mucosa, or the Revita DMR procedure, for use in the maintenance of weight loss after discontinuation of GLP-1-based therapy. This designation may enable prioritized FDA review of any marketing application we may submit for Revita within the designated indication, as well as the potential for an early or accelerated decision on reimbursement by the Centers for Medicare & Medicaid Services (the “CMS”).

On January 31, 2025, we announced a strategic reprioritization (“Strategic Reprioritization”) to focus Revita resources on the REMAIN-1 pivotal study, driven by the positive preliminary results from the REVEAL-1 cohort, strong patient and physician interest, and the urgent need for durable weight maintenance solutions after GLP-1 drug discontinuation. As part of this Strategic Reprioritization, we have paused investment in our Revita programs for T2D, including the REVITALIZE-1 pivotal study and the Germany Real-World Registry study.

The REMAIN-1 study was initiated in the third quarter of 2024. In January 2025, we reported positive preliminary results from the REVEAL-1 open-label cohort of the REMAIN-1 study. Initial findings from the first patient, as of a cutoff date of January 13, 2025, showed successful weight maintenance at one month following GLP-1 drug discontinuation and Revita DMR procedure. Additional data from the REVEAL-1 cohort are anticipated to be presented in the first quarter of 2025. As of February 15, 2025 recruitment for the REMAIN-1 study has generated significant interest, with over 189 patients enrolled across 13 clinical study sites in six months since first site activation, reflecting strong engagement from both patients and physicians. We believe this momentum underscores the urgent need for effective post-GLP-1 weight maintenance solutions. In the fourth quarter of 2024, we completed enrollment of a sufficient number of patients for the midpoint analysis of the study, which is anticipated in the second quarter of 2025. Full enrollment in the study is expected in the summer of 2025.

We are also developing Rejuva, our novel, locally administered, adeno-associated virus (“AAV”) delivered pancreatic gene therapy platform, with a key near-term goal of advancing the lead product candidate in the platform, RJVA-001, into first-in-human studies, if allowed by the regulatory authorities to proceed. Rejuva is designed to enable long-term remission of T2D and obesity by durably altering metabolic hormone function in the pancreatic islet cells of patients with T2D and obesity. We nominated our first smart GLP-1 gene therapy candidate in the platform, RJVA-001, in January 2024. RJVA-001 is a locally administered AAV9 viral vector with a transgene designed to express human GLP-1 hormone from an insulin promoter in a nutrient-responsive manner. Based on preclinical data, we believe RJVA-001 has the potential for greater potency, greater durability, and greater tolerability over currently available GLP-1 therapies. These advantages are anticipated to enable a differentiated label and indication for use for RJVA-001 for the remission of metabolic disease, which chronically administered GLP-1 based medicines cannot offer.

We believe Revita and Rejuva, if approved, have the potential to revolutionize treatment across the spectrum of obesity and T2D, align the clinical and economic interests of key stakeholders around the long-term regression of metabolic disease, and, at their fullest potential, significantly reduce the burden of metabolic disease globally.

Corporate Information

Fractyl Health, Inc. was originally incorporated on August 30, 2010 under the name MedCatalyst, Inc. We subsequently changed our name to Fractyl Laboratories Inc. on January 10, 2012 and then to Fractyl Health, Inc. on June 9, 2021. We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on February 6, 2024.

Our principal executive offices are located at 3 Van de Graaff Drive, Suite 200 Burlington, MA 01803, and our telephone number is (781) 902-8800.

We file electronically with the U.S. Securities and Exchange Commission (the “SEC”) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information. Our filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. We make available on our website at http://ir.fractyl.com, free of charge, copies of these reports as soon as reasonably practicable after filing or furnishing these reports with the SEC. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	300,000,000 shares of common stock, $0.00001 par value; and

•	10,000,000 shares of preferred stock, $0.00001 par value.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Dividend

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. As of the filing of this prospectus, no shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Under the Fifth Amended and Restated Investors’ Rights Agreement, dated June 9, 2021, we entered into with certain stockholders (as amended, the “IRA”), certain holders of our common stock are entitled to certain rights with respect to the registration of such shares for public resale under the Securities Act of 1933 (the “Securities Act”), until the rights otherwise terminate pursuant to the terms of the IRA. Pursuant to the IRA, beginning six months after the completion of our initial public offering (“IPO”), certain holders of our common stock are entitled to certain rights with respect to the registration of the offer and sale of those shares under the Securities Act. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Form S-1 Registration Rights

Pursuant to the IRA, certain holders of common stock are entitled to certain demand registration rights, including to demand registration of their registrable securities on a registration statement on Form S-1 at any time after 180 days following the completion of our IPO. The holders of at least 30% of the registrable securities have the right to require us to file a registration statement on Form S-1 under the Securities Act in order to register the resale of their shares of common stock; provided, that no such registration is required to be made (i) during the period that is 60 days before our good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated registration, (ii) at such time as we have effected two such registration statements, or (iii) if the holders who initiated the registration request propose to dispose of shares of registrable securities that may be immediately registered on Form S-3 pursuant to a request under the IRA. We may, in certain circumstances, defer such registrations, and the underwriters have the right, subject to certain limitations, to limit the number of shares included in such registrations.

Piggyback Registration Rights

If at any time after our IPO, we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwritten offering, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration

After we are qualified for registration on Form S-3, the holders, as holders of registrable securities, may make a written request that we register the offer and sale of their shares on a Form S-3 registration statement, having an anticipated aggregate offering price of at least $2,000,000; provided, that no such registration is required to be made (i) during the period that is 30 days before our good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration, or (ii) at such time as we have effected two such registrations within the 12- month period immediately preceding the date of such request. We may, in certain circumstances, defer such registrations, and the underwriters have the right, subject to certain limitations, to limit the number of shares included in such registrations.

Expenses and Indemnification

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration, filing and qualification fees; printers’ and accounting fees; and fees and disbursements of our counsel. Additionally, we have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.

Termination of Registration Rights

The registration rights terminate as to any shares of registrable securities upon the earliest of: (i) such shares have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) such shares may be publicly sold pursuant to Rule 144 or another similar exemption under the Securities Act for the sale of such shares without limitation during a three-month period without registration, (iii) the fifth anniversary of the completion of our IPO, or (iv) the closing of a deemed liquidation event.

Anti-Takeover Effects of Delaware Law

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors shall be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Stockholder Action; Special Meeting of Stockholders

Our amended and restated certificate of incorporation provides that our stockholders shall not take action by written consent for any matter and may only take action at an annual or special meeting of the stockholders. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by or at the direction of our board of directors, the chairperson of our board of directors, our chief executive officer, or our president, thus limiting the ability of a stockholder to call a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of the holders of a majority in voting power of the shares entitled to vote is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then-outstanding shares of capital stock entitled to vote thereon, voting together as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to issuance of shares of preferred stock, classified board, the size of the board, removal of directors, filling vacancies on the board, amendment of our bylaws, corporate opportunity, stockholder action by written consent, exculpation of director liability, indemnification of directors and officers, exclusive forum and amendment of the certificate of incorporation. Our amended and restated certificate of incorporation provides that the board of directors may adopt, amend, alter, or repeal our bylaws. In addition, our amended and restated certificate of incorporation provides that the stockholders may not adopt, amend, alter or repeal our bylaws unless such action is approved by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Company entitled to vote generally in an election of directors.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL, along with the right to have expenses incurred in defending proceedings paid in advance of their final disposition. We have entered into indemnification agreements with each of our directors and executive officers that are, in some cases, broader than the specific indemnification and advancement provisions contained under our amended and restated bylaws and provided under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders to recover monetary damages against a director for breach of fiduciary duties as a director. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Fractyl Health, Inc. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such mergers or consolidations will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, subject to certain limitations.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, in certain circumstances. Among other things, either the stockholder bringing any such action must be a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock must have thereafter devolved by operation of law, and such stockholder must continuously hold shares through the resolution of such action.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Trading Symbol and Market

Our common stock is listed on the Nasdaq Global Market under the symbol “GUTS.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Fractyl,” “Fractyl Health,” “we,” “our” or “us” refer to Fractyl Health, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving entity or the successor person (if other than Fractyl) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Fractyl and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Fractyl;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Fractyl.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-

allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Fractyl Health, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Fractyl Health, Inc. at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Shares of Common Stock

Pre-Funded Warrants to Purchase  Shares of Common Stock

Tranche A Warrants to Purchase Up to   Shares of Common Stock

Tranche B Warrants to Purchase Up to   Shares of Common Stock

PROSPECTUS SUPPLEMENT

Ladenburg Thalmann

    , 2025